Exhibit 99.1

Ocean Power Technologies Unveils Autonomous Surface Surveillance Solution for Offshore Territorial Applications

Scalable PowerBuoy® Surveillance Solution Can Link Multiple Marine Coverage Zones Over Extended Distances

MONROE TOWNSHIP, N.J., July 8, 2020 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, today announced the availability of its PowerBuoy® Surface Surveillance Solution suitable for security monitoring of offshore areas.

“Our team is redefining real-time ocean surveillance with a solution that agencies and companies can utilize to better coordinate security efforts at sea by integrating state-of-the-art security sensors and software with our autonomous PowerBuoys®.” said George H. Kirby, President and Chief Executive Officer of OPT. “We believe we are introducing a transformative solution that is scalable from a single unit for protecting and monitoring isolated marine assets, to multiple integrated units for governments seeking to secure extensive territorial waters.”

A single OPT Surface Surveillance Solution can monitor more than 1600 square miles of ocean surface on a permanent or temporary basis, with the ability to seamlessly link multiple surveillance assets together over large ocean areas giving end-users visibility into potentially damaging environmental or illegal activities. Customized solutions are also available including the addition of subsea sensors to monitor for acoustic signatures, tsunami activity, and water quality.

OPT’s Surface Surveillance Solution payload consists of a high definition radar, gyro-stabilized high definition optical and thermal imaging cameras, vessel automatic identification system (AIS) detection, and integrated command and control software, paired with OPT’s autonomous PB3 PowerBuoy® or hybrid PowerBuoy® as a power and communications platform. Capabilities include 24/7 vessel tracking – including “black ships” which do not broadcast an AIS signal – automatic radar plotting and vessel warnings, and high definition optical and thermal video surveillance which can be used as evidence to aid in prosecution.

Data from the OPT Surface Surveillance Solution is transmitted to shore-based command stations via WiFi, cellular, mesh, and/or satellite systems, depending upon location. Surveillance data easily integrates with readily available marine monitoring software to provide command and control capabilities of a multi-buoy surveillance network. The data can also be integrated with satellite, and terrestrial data feeds to form a detailed surface and subsea picture of a monitored area. OPT is actively marketing its Surface Surveillance Solution to governments, non-government organizations, and companies in locations throughout the world.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, OPT aspires to transform the world through durable, innovative, and cost-effective ocean energy solutions. Its PowerBuoy® solutions platform provides clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as offshore oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate, and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com